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                                                                   EXHIBIT 10.7



                             NEWPARK RESOURCES, INC.
                              AMENDED AND RESTATED
                 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                     (INCLUDING SECOND AMENDMENT ADOPTED BY
                   THE BOARD OF DIRECTORS ON JANUARY 29, 1998)

         1. PURPOSE.

                           This Amended and Restated Newpark Resources, Inc.,
1993 Non-Employee Directors' Stock Option Plan (this "Plan") is intended to promote the best interests of Newpark Resources, Inc., a Delaware corporation ("Newpark"), and its stockholders by providing to each member of Newpark's Board of Directors (the "Board") who is a Non-Employee Director (as defined in paragraph 3 herein) of Newpark with an opportunity to acquire a proprietary interest in Newpark by receiving options (each a "Stock Option") to purchase Newpark's common stock, $.01 par value ("Common Stock"), as herein provided. It is intended that this Plan will promote an increased incentive and personal interest in the welfare of Newpark by those individuals who are primarily responsible for shaping the long-range plans of Newpark. In addition, Newpark seeks both to attract and retain on its Board persons of exceptional competence and to provide a further incentive to serve as a director of Newpark.

         2. ADMINISTRATION.

                           2.1. This Plan shall be administered by the Board or
by a duly authorized committee of the Board. At such times as the Board is administering this Plan, all references in this Plan to the "Committee" shall mean the Board.

                           2.2. In addition to the automatic grants of Stock
Options provided for in paragraph 4 of this Plan, the Committee shall have full and complete authority, in its discretion: to grant Stock Options to one or more Non-Employee Directors; to determine the number of Stock Options to be granted to a Non-Employee Director; to determine the time or times at which Stock Options shall be granted; to establish the exercise price and the other terms and conditions upon which Stock Options may be exercised; to remove or adjust any restrictions and conditions upon Stock Options; to specify, at the time of grant, provisions relating to the exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of this Plan. All interpretations and constructions of this Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

                           2.3. Newpark shall indemnify and hold harmless each
Committee member and each director of Newpark, and the estate and heirs of such Committee member or director, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or director, his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with this Plan, to the extent that insurance, if any, does not cover the payment of such items.

         3. ELIGIBILITY.

                           Each member of the Board who is not an employee or
executive officer of Newpark or any of its Subsidiaries (as herein defined) or of any parent corporation of Newpark (a "Non-Employee Director") shall be eligible to be granted Stock Options under this Plan. Eligibility shall be determined: (i) with respect to each director serving on the Board on the date this Plan was adopted by the Board (i.e., September 1, 1993) on that date; and
(ii) with respect to each director elected after this Plan was adopted by the Board, on the date such director is so elected. A Stock Option, once granted to a Non-Employee



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Director, shall remain in effect in accordance with its terms even if the optionee later enters the employ of Newpark or a Subsidiary or parent. "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of Newpark within the definition contained in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         4. GRANTS.

                           4.1. Each Non-Employee Director serving on the Board
on the date the Board adopted this Plan (September 1, 1993) was granted a Stock Option to purchase 63,000 shares of Common Stock (reflects all adjustments made pursuant to paragraph 11 of this Plan to and including January 29, 1998). Each Non-Employee Director who was first elected a director after September 1, 1993 and before January 30, 1998, was granted a Stock Option to purchase 63,000 shares of Common Stock (reflects all adjustments made pursuant to paragraph 11 of this Plan to and including January 29, 1998) automatically on the date of such election. Each Non-Employee Director who is first elected a director after January 29, 1998, will be granted a Stock Option to purchase 10,000 shares of Common Stock automatically on the date of such election.

                           4.2. Subject to stockholder approval of the second
amendment of this Plan (the "Second Amendment"): each Non-Employee Director in office on January 29, 1998, the date the Second Amendment was approved by the Board, was granted a Stock Option to purchase 10,000 shares of Common Stock as of said date; and each Non-Employee Director (whether in office on January 29, 1998, or subsequently elected) shall be granted a Stock Option to purchase 10,000 shares of Common Stock automatically on the date of each annual meeting of stockholders (or stockholder action in lieu thereof) at which such Non-Employee Director is re-elected, commencing with the annual meeting in 1998. If no annual meeting of stockholders (or stockholder action in lieu thereof) occurs in one or more calendar years, and such Non-Employee Director continues in office, such Stock Option shall be granted automatically on the anniversary of the last previous annual meeting of stockholders or stockholder action in lieu thereof. Subject to stockholder approval of this Second Amendment, the provisions of this Plan which contemplated automatic grants of Stock Options at five-year intervals were repealed and replaced with the foregoing provisions of this paragraph 4.2.

                           4.3. Subject to the provisions of paragraph 11 of
this Plan, the number of shares of Common Stock issued and issuable upon the exercise of Stock Options granted under this Plan shall not exceed 840,000 (reflects all adjustments made pursuant to paragraph 11 of this Plan to and including January 29, 1998).

         5. PURCHASE PRICE.

                           The purchase price (the "Exercise Price") of shares
of Common Stock subject to each Stock Option ("Option Shares") granted pursuant to paragraph 4 shall equal the fair market value ("Fair Market Value") of such shares on the date of grant (the "Date of Grant") of such Stock Option. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price of the Common Stock for the last preceding day on which Newpark's shares were traded, and the method for determining the closing price shall be determined by the Committee. Notwithstanding the foregoing, the Exercise Price of shares of Common Stock subject to each Stock Option granted at the discretion of the Committee pursuant to paragraph 2.2 shall be determined by the Committee in its sole and absolute discretion, and may be less than the fair market value of the Option Shares on the date of grant, but shall not be less than $1.00 per share.



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         6. OPTION PERIOD.

                           The term of each Stock Option shall commence on the
Date of Grant of the Stock Option and shall be ten years. Subject to the other provisions of this Plan, (i) each Stock Option granted pursuant to paragraph 4.1 shall be exercisable during its term as to 20% of the Option Shares during the twelve months beginning on the first anniversary of the Date of Grant; 20% of the Option Shares during the twelve months beginning on the second anniversary of the Date of Grant; 20% during the twelve months beginning on the third anniversary of the Date of Grant; 20% during the twelve months beginning on the fourth anniversary of the Date of Grant; and 20% during the twelve months beginning on the fifth anniversary of the Date of Grant; and (ii) each Stock Option granted pursuant to paragraph 4.2 shall be exercisable during its term as to one-third of the Option Shares during the twelve months beginning on the first anniversary of the Date of Grant; one-third of the Option Shares during the twelve-months beginning on the second anniversary of the date of grant; and one-third of the Option Shares during the twelve months beginning on the third anniversary of the date of grant; provided, however, that the Stock Option granted to each Non-Employee Director pursuant to paragraph 4.1 shall be exercisable from time to time after the actual Date of Grant as to the number of Option Shares determined in accordance with the foregoing schedule as if the Date of Grant were the date such Non-Employee Director first became a director; provided, further, however, that no Stock Option granted pursuant to paragraph
4.2 shall be exercisable unless and until stockholder approval of the Second Amendment has been obtained. If an optionee shall not in any period purchase all of the Option Shares which the optionee is entitled to purchase in such period, the optionee may purchase all or any part of such Option Shares at any time after the end of such period and prior to the expiration of the Option.

         7. EXERCISE OF OPTIONS.

                           7.1. Each Stock Option may be exercised in whole or
in part (but not as to fractional shares) by delivering it for surrender or endorsement to Newpark, attention of the Corporate Secretary, at Newpark's principal office, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 7.2. Payment may be made in cash, by cashier's or certified check, or by surrender of previously owned shares of Common Stock valued pursuant to paragraph 5 (if the Committee authorizes payment in stock).

                           7.2. Exercise of each Stock Option is conditioned
upon the agreement of the Non-Employee Director to the terms and conditions of this Plan and of such Stock Option as evidenced by the Non-Employee Director's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Non-Employee Director that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable federal or state securities laws; (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (c) Newpark may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability; (d) each Non-Employee Director will furnish to Newpark a copy of each Form 4 or Form 5 filed by said Non-Employee Director under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will timely file all reports required under federal securities laws; and (e) each Non-Employee Director will report all sales of Option Shares to Newpark in writing on a form prescribed by Newpark.



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                           7.3. No Stock Option shall be exercisable unless and
until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. Newpark will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to Newpark during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over Newpark. If any Stock Option would expire for any reason except the end of its term during such a suspension, then, if exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. Newpark shall have no obligation to file any Registration Statement covering resales of Option Shares.

         8. CONTINUOUS DIRECTORSHIP.

                           Except as provided in paragraph 10 below, a
Non-Employee Director may not exercise a Stock Option unless from the Date of Grant to the date of exercise such Non-Employee Director continuously serves as a director of Newpark.

         9. RESTRICTIONS ON TRANSFER.

                           Stock Options granted under this Plan may contain
terms specifically authorized by the Committee, in its sole discretion, which
(i) permit transfer of all or any portion of such Stock Options by an optionee to (a) the spouse, children (including step-children and adopted children) or grandchildren of the optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of Immediate Family Members, (c) a corporation, partnership, limited partnership or limited liability company in which no persons or entities other than such optionee and Immediate Family Members have beneficial interests, or (d) such other persons or entities as the Committee may specifically approve, on a case-by-case basis, and (ii) permit the exercise of such Stock Options by such transferees. Unless the Committee shall determine otherwise in its sole discretion, transferred Stock Options may not be further transferred by the transferees thereof except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Notwithstanding any transfer permitted in accordance with the foregoing provisions, transferred Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately before such transfer (other than permitting such Stock Options to be exercised by a permitted transferee), including but not limited to the provisions of this Plan and option agreements governing (x) the exercise of Stock Options, (y) the termination of Stock Options at the expiration of their term or following termination of the directorship of the Non-Employee Director to which the Stock Options were issued and (z) the payment of withholding taxes. No interest under this Plan of any Non-Employee Director or transferee shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Except as otherwise specifically provided by the Committee in accordance with this Paragraph 9, each Stock Option granted under this Plan may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and shall be exercisable during a Non-Employee Director's lifetime only by such Non-Employee Director or by such Non-Employee Director's legal representative.



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         10. TERMINATION OF SERVICE.

                           10.1. Unless otherwise determined by the Committee,
in its sole discretion: upon termination of the directorship of a Non-Employee Director by reason of death, all outstanding Stock Options to the extent exercisable on the date of death of the Non-Employee Director shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time prior to expiration at the end of the fixed term thereof; and, upon termination of the directorship of a Non-Employee Director by reason of Disability, all outstanding Stock Options to the extent exercisable on the date of termination of directorship may be exercised pursuant to the provisions thereof at any time until the earlier of the end of the fixed term thereof and the expiration of twelve months following termination of the Non-Employee Director's directorship. Unless otherwise provided by the Committee, all Stock Options to the extent not presently exercisable by such Non-Employee Director at the date of death or termination of directorship by reason of Disability, shall terminate as of the date of death or such termination of directorship and shall not be exercisable thereafter.

                           10.2. Unless otherwise determined by the Committee,
in its sole discretion, upon the termination of the directorship of a Non-Employee Director for any reason other than the reasons set forth in paragraph 10.1, the Stock Option may be exercised during the period of three months following the date of such termination of directorship, but only to the extent that such Stock Option was outstanding and exercisable on such date of termination of directorship. Unless otherwise determined by the Committee, in its sole discretion, all Stock Options to the extent not then presently exercisable by such Non-Employee Director shall terminate as of the date of such termination of directorship and shall not be exercisable thereafter.

                           10.3. For purposes of this Plan, "Disability" shall
mean total and permanent incapacity of a Non- Employee Director, due to physical impairment or legally established mental incompetence, to perform the usual duties of a director, which disability shall be determined: (i) on medical evidence by a licensed physician designated by the Committee, or (ii) on evidence that the Non-Employee Director has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

         11. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.

                           11.1. The number and class of shares subject to each
Stock Option outstanding from time to time, the Exercise Price thereof (but not the total price), the maximum number of Stock Options that may be granted under this Plan, and the minimum number of shares as to which a Stock Option may be exercised at any one time, shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends exceeding a total of two and one-half percent (2.5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment (a "Capital Adjustment"), so that upon exercise of the Stock Option, the Non-Employee Director shall receive the number and class of shares such Non-Employee Director would have received had such Non-Employee Director been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such Capital Adjustment. A similar adjustment shall be made to the number of Option Shares for which Stock Options shall be granted automatically to Non-Employee Director after January 29, 1998, as contemplated by paragraph 4 of this Plan, as a result of any Capital Adjustment occurring after January 29, 1998.

                           11.2. Upon a reorganization, merger or consolidation
of Newpark with one or more corporations as a result of which Newpark is not the surviving corporation or in which Newpark survives as a subsidiary of another corporation, or upon a sale of all or substantially all of the property of




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Newpark to another corporation, or any dividend or distribution to stockholders of more than ten percent (10%) of Newpark's assets, adequate adjustment or other provisions shall be made by Newpark or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Non-Employee Director had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

                           11.3. Subject to paragraph 19, in the event of a
change in control ("Change in Control") of Newpark, all outstanding Stock Options shall immediately become and shall thereafter be exercisable in full until expiration at the end of the fixed term thereof or until earlier terminated in accordance with paragraphs 10 or 16. A Change in Control of Newpark shall be deemed to have occurred (a) on the date Newpark first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act or any amendment or replacement of such sections) has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act or any amendment or replacement of such Rule), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of Newpark's then outstanding securities or (b) on the date the stockholders of Newpark approve (i) a merger of Newpark with or into any other corporation in which Newpark is not the surviving corporation or in which Newpark survives as a subsidiary of another corporation, (ii) a consolidation of Newpark with any other corporation, or (iii) the sale or disposition of all or substantially all of Newpark's assets or a plan of complete liquidation.

         12. WITHHOLDING TAXES.

                           Newpark shall have the right at the time of exercise
of any Stock Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of any such Tax Liability. Newpark may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Non-Employee Director to tender a cash payment to Newpark, (ii) by withholding from the Non-Employee Director's cash compensation, (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option that number of Option Shares having an aggregate fair market value (determined in the manner prescribed by paragraph 5) as of the date the withholding tax obligation arises in an amount which is equal to the Non-Employee Director's Tax Liability or (iv) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Non-Employee Director may be made by the method of payment specified in clause
(iii) above upon the satisfaction of such additional conditions as the Committee shall deem in its sole and absolute discretion as appropriate in order for such withholding of Option Shares to qualify for the exemption provided for in
Section 16b-3 of the Exchange Act.

         13. AMENDMENTS AND TERMINATION.

                           The Board of Directors may at any time suspend, amend
or terminate this Plan at any time. No amendment or modification of this Plan may be adopted, except subject to stockholder approval, which would: (a) materially increase the benefits accruing to Non-Employee Directors under this Plan, (b) materially increase the maximum number of Option Shares which may be issued under this Plan (except for adjustments pursuant to paragraph 11), or (c) materially modify the requirements as to eligibility for participation in this Plan.


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         14. SUCCESSORS IN INTEREST.

                           The provisions of this Plan and the actions of the
Committee shall be binding upon all heirs, successors and assigns of Newpark and of Non-Employee Directors.

         15. OTHER DOCUMENTS.

                           All documents prepared, executed or delivered in
connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail.

         16. MISCONDUCT OF A NON-EMPLOYEE DIRECTOR.

                           Notwithstanding any other provision of this Plan, all
unexercised Stock Options held by a Non-Employee Director shall automatically terminate as of the date his or her directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of Newpark, or if the Non-Employee Director takes any other action materially inimical to the best interests of Newpark, as determined by the Committee in its sole and absolute discretion. Upon termination of such Stock Options, such Non-Employee Director shall forfeit all rights and benefits under this Plan.

         17. TERM OF PLAN.

                           This Plan was adopted by the Board effective as of
September 1, 1993. No Stock Options may be granted under this Plan after August 31, 2003.

         18. GOVERNING LAW.

                           This Plan shall be construed in accordance with, and
governed by, the laws of the State of Delaware.

         19. STOCKHOLDER APPROVAL OF SECOND AMENDMENT.

                           No Stock Option granted pursuant to paragraph 4.2 of
this Plan, as amended by the Second Amendment, shall be exercisable unless and until the stockholders of Newpark have approved this Plan, as amended by the Second Amendment, and all other legal requirements have been fully complied with. If stockholder approval of the Second Amendment is not obtained on or before January 28, 1999, the Second Amendment shall be null and void and of no further force or effect, but this Plan, all Stock Options granted hereunder prior to January 29, 1998, and all provisions of this Plan relating to future grants of Stock Options shall remain in full force and effect in accordance with the terms of this Plan, as amended the First Amendment approved by the stockholders on June 12, 1996.


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         20. PRIVILEGES OF STOCK OWNERSHIP.

                           The holder of a Stock Option shall not be entitled to
the privileges of stock ownership as to any shares of Common Stock not actually issued to such holder.

                           IN WITNESS WHEREOF, this Amended and Restated Plan
been executed as of January 29, 1998.

                                            NEWPARK RESOURCES, INC.


                                            By
                                              ----------------------------
                                              James D. Cole, President